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                                                                     EXHIBIT 8.2

               [Letterhead of Howard, Darby & Levin Appears Here]


                                                    November 12, 1997

Physician Support Systems, Inc.
Route 230 and Eby-Chiques Road
Mt Joy, Pennsylvania 17552

Ladies and Gentlemen:

     We have acted as counsel to Physician Support Systems, Inc., a Delaware corporation ("PSS"), in connection with the Agreement and Plan of Merger, dated as of October 14, 1997 (the "Merger Agreement"), by and among National Data Corporation, a Delaware corporation ("NDC"), Universal Acquisition Corp., a Delaware corporation and a subsidiary of NDC ("Sub"), and PSS, pursuant to which Sub will be merged with and into PSS with PSS being the surviving corporation and a subsidiary of NDC (the "Merger").

     In connection with this opinion, we have examined the Merger Agreement, the Registration Statement on Form S-4 filed with the Securities and Exchange Commission with respect to, among other things, the shares of common stock of NDC, par value $.125 per share, to be issued in connection with the Merger (the "Registration Statement"), and such other documents and corporate records as we have deemed necessary or appropriate for purposes of this opinion. In addition we have assumed that the Merger will be consummated as described in the Registration Statement and in accordance with the terms of the Merger Agreement. Based upon the foregoing, and assuming that the Merger is a valid merger under applicable Delaware law, we confirm our opinion set forth under the heading "Certain Federal Income Tax Consequences" in the Registration Statement, subject to the qualifications in the first and second paragraphs under that heading.
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Physician Support Systems, Inc.
November 12, 1997
Page 2

        We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.


                                         Very truly yours,


                                         /s/ Howard, Darby & Levin